Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Unitholders of Sanchez Production Partners LP and

the Board of Directors of Sanchez Production Partners GP LLC:

We consent to the use of our report incorporated by reference herein.

 /s/ KPMG LLP

Houston, Texas
March 29, 2017